Exhibit 99.1

Palomar Holdings, Inc. Reports First Quarter 2026 Results

LA JOLLA, Calif. (May 6, 2026) — Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or “Company”) reported net income of $42.9 million, or $1.57 per diluted share, for the first quarter of 2026 compared to net income of $42.9 million, or $1.57 per diluted share, for the first quarter of 2025. Adjusted net income(1) was $63.1 million, or $2.31 per diluted share, for the first quarter of 2026 as compared to $51.3 million, or $1.87 per diluted share, for the first quarter of 2025.

First Quarter 2026 Highlights

•
Gross written premiums increased by 42.4% to $629.8 million compared to $442.2 million in the first quarter of 2025
•
Net income increased 0.1% and was $42.9 million in both quarters
•
Adjusted net income(1) increased 23.1% to $63.1 million compared to $51.3 million in the first quarter of 2025
•
Total loss ratio of 33.3% compared to 23.6% in the first quarter of 2025
•
Catastrophe loss ratio(1) of 0.1% compared to (0.3)% in the first quarter of 2025
•
Combined ratio of 84.5% compared to 73.1% in the first quarter of 2025
•
Adjusted combined ratio(1) of 76.0% compared to 68.5%, in the first quarter of 2025
•
Annualized return on equity of 18.1% compared to 22.6% in the first quarter of 2025
•
Annualized adjusted return on equity(1) of 26.6% compared to 27.0% in the first quarter of 2025

(1) See discussion of “Non-GAAP and Key Performance Indicators” below.

Mac Armstrong, Chairman and Chief Executive Officer, commented, “The first quarter was another demonstration of our sustained profitable growth. Our unique, ‘one of one’ specialty products portfolio is purposely built to generate consistent earnings and compelling margins in any market cycle. The combination of Palomar’s mix of personal and commercial lines products written on both an admitted and excess and surplus basis, and strong growth from our Crop and Surety franchises made for a great start to the year.”

Mr. Armstrong continued, “Importantly, our growth wasn’t limited to one product set. In fact, we grew across all five categories, including Earthquake, this quarter. I’m happy to share that our profits and capital efficiency stayed strong in the first quarter, with an adjusted combined ratio of 76% and an adjusted return on equity of 27%.”

Underwriting Results

Gross written premiums increased 42.4% to $629.8 million compared to $442.2 million in the first quarter of 2025, while net earned premiums increased 59.3% compared to the prior year’s first quarter.

Losses and loss adjustment expenses for the first quarter were $87.1 million, comprised of $86.8 million of attritional losses and $0.3 million of catastrophe losses. The loss ratio for the quarter was 33.3%, comprised of an attritional loss ratio of 33.2% and a catastrophe loss ratio(1) of 0.1% compared to a loss ratio of 23.6% during the same period last year comprised of an attritional loss ratio of 23.9% and a catastrophe loss ratio(1) of (0.3)%. Additionally, our first quarter results include $7.6 million of attritional and $2.7 million of catastrophe loss favorable prior year development, 2.9 points and 1.0 point of loss ratio favorability respectively, primarily from our short tail Inland Marine and Property business.

Underwriting income(1) for the first quarter was $40.5 million resulting in a combined ratio of 84.5% compared to underwriting income of $44.1 million resulting in a combined ratio of 73.1% during the same period last year. The Company’s adjusted underwriting income(1) was $62.8 million, an increase of 21.6%, resulting in an adjusted combined ratio(1) of 76.0% in the first quarter compared to adjusted underwriting income(1) of $51.6 million and an adjusted combined ratio(1) of 68.5% during the same period last year. The Company’s adjusted combined ratio excluding catastrophe losses(1) was 75.9% compared to 68.9% during the same period last year.

Investment Results

Net investment income increased by 49.0% to $18.0 million compared to $12.1 million in the prior year’s first quarter. The increase was primarily due to higher yields on invested assets and a higher average balance of investments held during the three months ended March 31, 2026 due to cash generated from operations. The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.21 years at March 31, 2026. Cash and invested assets totaled $1.6 billion at March 31, 2026. During the first quarter, the Company recorded $1.9 million net realized and unrealized losses related to its investment portfolio as compared to net realized and unrealized losses of $2.3 million during the same period last year.

Tax Rate

The effective tax rate for the three months ended March 31, 2026 was 19.7% compared to 20.1% for the three months ended March 31, 2025. For the current quarter, the Company’s income tax rate differed from the statutory rate due primarily to the tax impact of the permanent component of employee stock options offset by non-deductible executive compensation expense.

Stockholders’ Equity and Returns

Stockholders’ equity was $959.0 million at March 31, 2026, compared to $942.7 million at March 31, 2025. For the three months ended March 31, 2026, the Company’s annualized return on equity was 18.1% compared to 22.6% for the same period in the prior year while adjusted return on equity(1) was 26.6% compared to 27.0% for the same period in the prior year. During the current quarter, the Company repurchased 190,255 shares of its common stock for $23.1 million.

Gray Acquisition and Impact on Results

On January 31, 2026, the Company completed the acquisition of The Gray Casualty & Surety Company (subsequently renamed to Palomar Casualty & Surety Company (“PCSC”). The Company’s first quarter 2026 results of operations include two months of PCSC activity.

New Share Repurchase Program

On April 30, 2026, the Company’s Board of Directors approved a share repurchase program, effective May 6, 2026, which replaces the previous program, and authorizes the repurchase of up to $200 million of the Company’s outstanding common stock through May 6, 2028. Under this new share repurchase program, shares may be repurchased from time to time in the open market or negotiated transactions at prevailing market rates, or by other means in accordance with federal securities laws.

Full Year 2026 Outlook

For the full year 2026, the Company expects to achieve adjusted net income of $262 million to $278 million. This includes an estimate of $8 million to $12 million of catastrophe losses for the year.

Conference Call

As previously announced, Palomar will host a conference call Thursday, May 7, 2026, to discuss its first quarter 2026 results at 12:00 p.m. (Eastern Time). The conference call can be accessed live by dialing 1-877-423-9813 or for international callers, 1-201-689-8573, and requesting to be joined to the Palomar First Quarter 2026 Earnings Conference Call. A replay will be available starting at 4:00 p.m. (Eastern Time) on May 7, 2026, and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13759747. The replay will be available until 11:59 p.m. (Eastern Time) on May 14, 2026.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://ir.palomarspecialty.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd. (“PSRE”), Palomar Insurance Agency, Inc., Palomar Excess and Surplus Insurance Company (“PESIC”), Palomar Underwriters Exchange Organization, Inc. (“PUEO”), First Indemnity of America Insurance Co. (“FIA”), Palomar Crop Insurance Services, Inc. (“PCIS”), and Palomar Casualty and Surety Company (“PCSC”). Palomar’s consolidated results also include Laulima Exchange (“Laulima”), a variable interest entity for which the Company is the primary beneficiary. Palomar is an innovative specialty insurer serving residential and commercial clients in five product categories: Earthquake, Inland Marine and Property, Casualty, Surety & Credit, and Crop. Palomar’s insurance subsidiaries, PSIC, PSRE, PESIC, and FIA have a financial strength rating of “A” (Excellent) from A.M. Best and PCSC has a financial strength rating of “A-” (Excellent) from A.M. Best.

To learn more, visit PLMR.com.

Non-GAAP and Key Performance Indicators

Palomar discusses certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance.

Underwriting revenue is a non-GAAP financial measure defined as total revenue, excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of total revenue calculated in accordance with GAAP to underwriting revenue.

Underwriting income is a non-GAAP financial measure defined as income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, and interest expense. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. Palomar calculates the tax impact only on adjustments which would be included in calculating the Company’s income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net income calculated in accordance with GAAP to adjusted net income.

Annualized Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses, to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of acquisition and other underwriting expenses, net of commission and other income to net earned premiums.

Combined ratio is defined as the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Adjusted combined ratio is a non-GAAP financial measure defined as the sum of the loss ratio and the expense ratio calculated excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio.

Diluted adjusted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of diluted earnings per share calculated in accordance with GAAP to diluted adjusted earnings per share.

Catastrophe loss ratio is a non-GAAP financial measure defined as the ratio of catastrophe losses to net earned premiums. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of loss ratio calculated using unadjusted GAAP numbers to catastrophe loss ratio.

Adjusted combined ratio excluding catastrophe losses is a non-GAAP financial measure defined as adjusted combined ratio excluding the impact of catastrophe losses. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio excluding catastrophe losses.

Adjusted underwriting income is a non-GAAP financial measure defined as underwriting income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to adjusted underwriting income.

Tangible stockholders’ equity is a non-GAAP financial measure defined as stockholders’ equity less goodwill and intangible assets. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of stockholders’ equity calculated in accordance with GAAP to tangible stockholders’ equity.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words “believe,” “expect,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected results or delays in development and regulatory review, regulatory approval requirements, the frequency and severity of adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Lindsay Conner

1-551-206-6217

lconner@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

Summary of Operating Results:

The following tables summarize the Company’s results for the three months ended March 31, 2026 and 2025:

	Three Months Ended
	March 31,
	2026	2025	Change	% Change
	(in thousands, except per share data)
Gross written premiums	$629,828	$442,163	$187,665	42.4%
Ceded written premiums	(291,913)	(230,745)	(61,168)	26.5%
Net written premiums	337,915	211,418	126,497	59.8%
Net earned premiums	261,438	164,070	97,368	59.3%
Commission and other income	1,410	830	580	69.9%
Total underwriting revenue (1)	262,848	164,900	97,948	59.4%
Losses and loss adjustment expenses	87,097	38,743	48,354	124.8%
Acquisition expenses, net of ceding commissions and fronting fees	70,315	46,359	23,956	51.7%
Other underwriting expenses	64,907	35,733	29,174	81.6%
Underwriting income (1)	40,529	44,065	(3,536)	(8.0)%
Interest expense	(3,158)	(85)	(3,073)	NM
Net investment income	17,984	12,071	5,913	49.0%
Net realized and unrealized losses on investments	(1,894)	(2,338)	444	(19.0)%
Income before income taxes	53,461	53,713	(252)	(0.5)%
Income tax expense	10,514	10,791	(277)	(2.6)%
Net income	$42,947	$42,922	$25	0.1%
Adjustments:
Net realized and unrealized losses on investments	1,894	2,338	(444)	(19.0)%
Expenses associated with transactions	7,406	2,088	5,318	254.7%
Stock-based compensation expense	8,786	4,745	4,041	85.2%
Amortization of intangibles	6,055	707	5,348	NM
Tax impact	(3,951)	(1,494)	(2,457)	164.5%
Adjusted net income (1)	$63,137	$51,306	$11,831	23.1%
Key Financial and Operating Metrics
Annualized return on equity	18.1%	22.6%
Annualized adjusted return on equity (1)	26.6%	27.0%
Loss ratio	33.3%	23.6%
Expense ratio	51.2%	49.5%
Combined ratio	84.5%	73.1%
Adjusted combined ratio (1)	76.0%	68.5%
Diluted earnings per share	$1.57	$1.57
Diluted adjusted earnings per share (1)	$2.31	$1.87
Catastrophe losses	$268	$(542)
Catastrophe loss ratio (1)	0.1%	(0.3)%
Adjusted combined ratio excluding catastrophe losses (1)	75.9%	68.9%
Adjusted underwriting income (1)	$62,776	$51,605	$11,171	21.6%
NM - not meaningful

(1) - Indicates Non-GAAP financial measure - see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

Condensed Consolidated Balance sheets

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except shares and par value data)

	March 31,	December 31,
	2026	2025
	(Unaudited)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost: $1,431,434 in 2026; $1,227,605 in 2025)	$1,409,717	$1,224,187
Equity securities, at fair value (cost: $98,838 in 2026; $81,772 in 2025)	112,339	99,333
Other investments	40,410	28,503
Total investments	1,562,466	1,352,023
Cash and cash equivalents	56,538	106,875
Restricted cash	16	17
Accrued investment income	12,828	11,545
Premiums receivable	577,742	452,908
Deferred policy acquisition costs, net of ceding commissions and fronting fees	141,602	127,718
Reinsurance recoverable on paid losses and loss adjustment expenses	57,443	56,428
Reinsurance recoverable on unpaid losses and loss adjustment expenses	430,782	412,273
Ceded unearned premiums	406,077	355,918
Prepaid expenses and other assets	118,368	110,896
Deferred tax assets, net	—	761
Property and equipment, net	2,297	2,551
Goodwill and intangible assets, net	246,172	61,054
Total assets	$3,612,331	$3,050,967
Liabilities and stockholders’ equity
Liabilities:
Accounts payable and other accrued liabilities	$114,458	$115,663
Reserve for losses and loss adjustment expenses	771,798	688,231
Unearned premiums	1,148,508	988,143
Ceded premium payable	264,217	271,413
Funds held under reinsurance treaty	40,189	44,850
Income taxes payable	5,852	—
Term loan	297,434	—
Deferred tax liabilities, net	10,836	—
Total liabilities	2,653,292	2,108,300
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 26,514,295 and 26,520,417 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	3	3
Additional paid-in capital	533,628	523,168
Accumulated other comprehensive loss	(16,453)	(2,506)
Retained earnings	441,861	422,002
Total stockholders’ equity	959,039	942,667
Total liabilities and stockholders’ equity	$3,612,331	$3,050,967

Condensed Consolidated Income Statement

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended
	March 31,
	2026	2025
Revenues:
Gross written premiums	$629,828	$442,163
Ceded written premiums	(291,913)	(230,745)
Net written premiums	337,915	211,418
Change in unearned premiums	(76,477)	(47,348)
Net earned premiums	261,438	164,070
Net investment income	17,984	12,071
Net realized and unrealized losses on investments	(1,894)	(2,338)
Commission and other income	1,410	830
Total revenues	278,938	174,633
Expenses:
Losses and loss adjustment expenses	87,097	38,743
Acquisition expenses, net of ceding commissions and fronting fees	70,315	46,359
Other underwriting expenses	64,907	35,733
Interest expense	3,158	85
Total expenses	225,477	120,920
Income before income taxes	53,461	53,713
Income tax expense	10,514	10,791
Net income	$42,947	$42,922
Other comprehensive income, net:
Net unrealized (losses) gains on securities available for sale	(13,947)	10,203
Net comprehensive income	$29,000	$53,125
Per Share Data:
Basic earnings per share	$1.62	$1.61
Diluted earnings per share	$1.57	$1.57

Weighted-average common shares outstanding:
Basic	26,572,165	26,658,106
Diluted	27,340,840	27,399,997

Underwriting Segment Data

The Company has a single reportable segment and offers specialty insurance products. Gross written premiums (“GWP”) by product, location and company are presented below:

	Three Months Ended March 31,
	2026		2025
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product (1)
Casualty	$206,299	32.8%	$133,102	30.1%	$73,197	55.0%
Inland Marine and Property	166,564	26.4%	113,326	25.6%	53,238	47.0%
Earthquake	137,315	21.8%	133,695	30.3%	3,620	2.7%
Crop	87,773	13.9%	48,220	10.9%	39,553	82.0%
Surety & Credit	31,877	5.1%	13,820	3.1%	18,057	130.7%
Total gross written premiums	$629,828	100.0%	$442,163	100.0%	$187,665	42.4%

(1)
Beginning in 2026, the Company has updated the categorization of its products to align with management’s current strategy and view of the business. Prior year amounts have been reclassified for comparability purposes. The recategorization is for presentation purposes only and does not impact overall gross written premiums.

	Three Months Ended March 31,
	2026		2025
	($ in thousands)
		% of		% of
	Amount	GWP	Amount	GWP
State
California	$157,619	25.0%	$139,723	31.6%
Texas	63,584	10.1%	44,991	10.2%
Florida	29,888	4.7%	18,641	4.2%
New York	24,483	3.9%	14,597	3.3%
Hawaii	22,845	3.6%	20,358	4.6%
Washington	19,199	3.1%	15,669	3.5%
Colorado	15,329	2.4%	12,168	2.8%
Oklahoma	14,683	2.3%	4,192	0.9%
Other	282,198	44.9%	171,824	38.9%
Total Gross Written Premiums	$629,828	100.0%	$442,163	100.0%

	Three Months Ended March 31,
	2026		2025
	($ in thousands)
		% of		% of
	Amount	GWP	Amount	GWP
Subsidiary
PSIC	$323,753	51.4%	$230,917	52.2%
PESIC	270,070	42.9%	190,786	43.1%
Laulima	18,671	2.9%	16,037	3.7%
PCSC	12,421	2.0%	—	—%
FIA	4,913	0.8%	4,423	1.0%
Total Gross Written Premiums	$629,828	100.0%	$442,163	100.0%

Gross and net earned premiums

The table below shows the amount of premiums the Company earned on a gross and net basis and the Company’s net earned premiums as a percentage of gross earned premiums for each period presented:

	Three Months Ended
	March 31,			%
	2026	2025	Change	Change
	($ in thousands)
Gross earned premiums	$503,873	$375,776	$128,097	34.1%
Ceded earned premiums	(242,435)	(211,706)	(30,729)	14.5%
Net earned premiums	$261,438	$164,070	$97,368	59.3%

Net earned premium ratio	51.9%	43.7%

Loss detail

	Three Months Ended
	March 31,
	2026	2025	Change	% Change
	($ in thousands)
Catastrophe losses	$268	$(542)	$810	149.4%
Non-catastrophe losses	86,829	39,285	47,544	121.0%
Total losses and loss adjustment expenses	$87,097	$38,743	$48,354	124.8%

Catastrophe loss ratio	0.1%	(0.3)%
Non-catastrophe loss ratio	33.2%	23.9%
Total loss ratio	33.3%	23.6%

The following table represents a reconciliation of changes in the ending reserve balances for losses and loss adjustment expenses:

	Three Months Ended March 31,
	2026	2025
	($ in thousands)
Reserve for losses and LAE net of reinsurance recoverables at beginning of period	$275,959	$155,299
Add: Balances acquired(1)	22,178	6,788
Add: Incurred losses and LAE, net of reinsurance, related to:(2)
Current year	97,430	43,059
Prior years	(10,333)	(4,316)
Total incurred	87,097	38,743
Deduct: Loss and LAE payments, net of reinsurance, related to:
Current year	20,718	4,998
Prior years	23,500	13,170
Total payments	44,218	18,168
Reserve for losses and LAE net of reinsurance recoverables at end of period	341,016	182,662
Add: Reinsurance recoverables on unpaid losses and LAE at end of period	430,782	361,227
Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE at end of period	$771,798	$543,889

(1)
Represents amounts recognized in Reserve for losses and LAE net of reinsurance recoverables upon acquisition of The Gray Casualty and Surety Company (“Gray Surety”) and FIA on 1/31/2026 and 1/1/2025, respectively, in accordance with ASC 805, Business Combinations. See Note 23 of the Notes to the Consolidated Financial Statements in our 2025 Annual Report on Form 10-K and Note 13 of our March 31, 2026 Quarterly Report on Form 10-Q for additional information regarding the acquisitions.
(2)
Losses for the three months ended March 31, 2026 and 2025 include $12.3 million and an insignificant amount, respectively, of gains on derivative instruments.

Reconciliation of Non-GAAP Financial Measures

For the three months ended March 31, 2026 and 2025, the Non-GAAP financial measures discussed above reconcile to their most comparable GAAP measures as follows:

Underwriting revenue

	Three Months Ended
	March 31,
	2026	2025
	($ in thousands)
Total revenue	$278,938	$174,633
Net investment income	(17,984)	(12,071)
Net realized and unrealized losses on investments	1,894	2,338
Underwriting revenue	$262,848	$164,900

Underwriting income and adjusted underwriting income

	Three Months Ended
	March 31,
	2026	2025
	($ in thousands)
Income before income taxes	$53,461	$53,713
Net investment income	(17,984)	(12,071)
Net realized and unrealized losses on investments	1,894	2,338
Interest expense	3,158	85
Underwriting income	$40,529	$44,065
Expenses associated with transactions	7,406	2,088
Stock-based compensation expense	8,786	4,745
Amortization of intangibles	6,055	707
Adjusted underwriting income	$62,776	$51,605

Adjusted net income

	Three Months Ended
	March 31,
	2026	2025
	($ in thousands)
Net income	$42,947	$42,922
Adjustments:
Net realized and unrealized losses on investments	1,894	2,338
Expenses associated with transactions	7,406	2,088
Stock-based compensation expense	8,786	4,745
Amortization of intangibles	6,055	707
Tax impact	(3,951)	(1,494)
Adjusted net income	$63,137	$51,306

Annualized adjusted return on equity

	Three Months Ended
	March 31,
	2026	2025
	($ in thousands)
Annualized adjusted net income	$252,548	$205,224
Average stockholders’ equity	$950,853	$759,739
Annualized adjusted return on equity	26.6%	27.0%

Adjusted combined ratio

	Three Months Ended
	March 31,
	2026	2025
	($ in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$220,909	$120,005
Denominator: Net earned premiums	$261,438	$164,070
Combined ratio	84.5%	73.1%
Adjustments to numerator:
Expenses associated with transactions	$(7,406)	$(2,088)
Stock-based compensation expense	(8,786)	(4,745)
Amortization of intangibles	(6,055)	(707)
Adjusted combined ratio	76.0%	68.5%

Diluted adjusted earnings per share

	Three Months Ended
	March 31,
	2026	2025
	(in thousands, except per share data)
Adjusted net income	$63,137	$51,306
Weighted-average common shares outstanding, diluted	27,340,840	27,399,997
Diluted adjusted earnings per share	$2.31	$1.87

Catastrophe loss ratio

	Three Months Ended
	March 31,
	2026	2025
	($ in thousands)
Numerator: Losses and loss adjustment expenses	$87,097	$38,743
Denominator: Net earned premiums	$261,438	$164,070
Loss ratio	33.3%	23.6%

Numerator: Catastrophe losses	$268	$(542)
Denominator: Net earned premiums	$261,438	$164,070
Catastrophe loss ratio	0.1%	(0.3)%

Adjusted combined ratio excluding catastrophe losses

	Three Months Ended
	March 31,
	2026	2025
	($ in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$220,909	$120,005
Denominator: Net earned premiums	$261,438	$164,070
Combined ratio	84.5%	73.1%
Adjustments to numerator:
Expenses associated with transactions	$(7,406)	$(2,088)
Stock-based compensation expense	(8,786)	(4,745)
Amortization of intangibles	(6,055)	(707)
Catastrophe losses	(268)	542
Adjusted combined ratio excluding catastrophe losses	75.9%	68.9%

Tangible Stockholders’ equity

	March 31,	December 31,
	2026	2025
	($ in thousands)
Stockholders’ equity	$959,039	$942,667
Goodwill and intangible assets	(246,172)	(61,054)
Tangible stockholders’ equity	$712,867	$881,613